UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021
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ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On May 26, 2021, Rocky Brands, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders. The following directors were elected to serve until the 2023 Annual Meeting of Shareholders according to the vote tabulation described below:

Director	Votes For	Votes Withheld	Broker Non-Votes
Mike Brooks	4,940,315	356,344	1,186,653
Jason Brooks	5,130,348	166,311	1,186,653
Glenn E. Corlett	4,989,270	307,389	1,186,653
Robyn R. Hahn	5,257,452	39,207	1,186,653
James L. Stewart	4,810,182	486,477	1,186,653
Tracie A. Winbigler	5,142,497	154,162	1,186,653

The shareholders also voted on and approved on an advisory, nonbinding basis, the compensation of the Company’s named executive officers according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Broker Non-Votes
5,141,502	118,496	36,661	1,186,653

Additionally, the shareholders also voted on and approved the Amended and Restated 2014 Omnibus Incentive Plan according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Broker Non-Votes
5,130,913	141,473	24,273	1,186,653

Finally, the shareholders ratified the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,433,159	31,754	18,399	1,186,653

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2021

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer and Treasurer